SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 2003


                          Kirshner International, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                   333-43998                             43-1889792
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          (Commission File Number)            (IRS Employer Identification No.)


                         520 Speedwell Avenue, Suite 111
                         Morris Plains, New Jersey 07950
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               (Address of Principal Executive Offices) (Zip Code)


                                 (973) 538-4183
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              (Registrant's Telephone Number, Including Area Code)


        -----------------------------------------------------------
          (Former Name or Former Address, if Change Since Last Report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

New Chief Executive Officer and Future of the Company

         On June 5, 2003, Dr. Kenneth Shenkman joined Kirshner International Corporation ("Kirshner," "us" or "we") as its Chief Executive Officer, President and Director. Dr. Shenkman intends to continue our vision to become a global entertainment company. Because Dr. Shenkman has extensive experience with technology, he also intends to increase the use of technology in our entertainment projects.

         Dr. Shenkman has served as senior management for several public and private corporations. His experience ranges from corporate consulting to technology to retail businesses. He is a partner in Candyland Warehouse, Inc., a growing retail and wholesale food operation. From March 1999 through February 2003, Dr. Shenkman served as an executive officer of Genesis Technology Group, Inc. ("Genesis"), a publicly traded company which owns, invests and manages technology companies in the United States and China. Genesis's securities are traded on the Over-The-Counter Bulletin Board. Dr. Shenkman held the position of Vice President of Corporate Affairs and the Chief Technology Officer of Genesis from June 2001 through February 2003. In June 2001, Genesis acquired NewAgeCities.com, Inc. a public Internet startup company which created a vertical hub for New Age and Alternative Health markets. Dr. Shenkmen served as the President of New Age Cities from March 1999 through June 2001.

         Prior to March 1999, Dr. Shenkman served as a business and technology consultant and trainer. From January 1997 through March 1999, Dr. Shenkman provided computer and Internet training, consulting and seminars to individuals and businesses through Growth Communications, Inc., a company owned by Dr. Shenkman. From April 1995 through June 1998, Dr. Shenkman served as the Vice President of Operations and the Director of Corporate Sales for Computer Coach, a computer training facility. Dr. Shenkman personally trained over 3,000 students on a variety of computer programs. He also developed new courses and courseware. He also served as an adjust professor at the Ft. Lauderdale Art Institute in the spring of 2000 and designed and taught a Web design course for graphic arts students.

         Dr. Shenkman was awarded his B.A. from Brandeis University in 1987 and received a Ph.D. from the University of Rochester in 1994. He has published several articles in the linguistics field and has presented seminars on a variety of education-related topics at several professional association meetings.

Resignation of Former Officers and Directors

         Effective as of June 5, 2003, Donald Kirshner terminated his employment with Kirshner International Inc. (the "Company") as its Chief Operating Officer, President and Chairman. Mr. Kirshner had been employed by the Company pursuant to the terms and conditions of an employment agreement (the "Employment Agreement") dated May 16, 2002 and all amendments thereto. The Company has not made any salary payments to Mr. Kirshner since October 2002 and also failed to fulfill other obligations contained in the Employment Agreement. Effective as of June 5, 2003, Mr. Kirshner and the Company also entered into a Mutual Release and Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1.

         On May 28, 2003, Ron Dante submitted his resignation as a Director of the Company. Mr. Dante and the Company also entered into a Mutual Release Agreement, a copy of which is attached as Exhibit 10.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

10.1 Mutual Release and Settlement Agreement dated June 5, 2003 between Donald Kirshner and Kirshner International, Inc.

10.2 Mutual Release Agreement dated June 5, 2003 between Ron Dante and Kirshner International, Inc.

                                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                          KIRSHNER INTERNATIONAL, INC..

Date: June 5, 2003                              By:  /s/ Kenneth Shenkman
                                                        ----------------------
                                                       Kenneth Shenkman, Ph.D.








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                                  EXHIBIT INDEX


Exhibit No.                         Description

10.1 Mutual Release and Settlement Agreement dated June 5, 2003 between Donald Kirshner and Kirshner International, Inc.


10.2 Mutual Release Agreement dated June 5, 2003 between Ron Dante and Kirshner International, Inc.